                                                                    Exhibit 23.2

Evers & Company, Ltd.
Certified Public Accountants

INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Amendment No. 4 Registration Statement to Form 10 of MedAire, Inc. of our report, dated March 4, 2003 except as to Note 15, which is dated September 19, 2005, and Note 1, relative to the restatement of segments which is dated March 15, 2006, appearing in the Registration Statement.



/s/ Evers & Company, Ltd.


Phoenix, Arizona
March 16, 2006